Exhibit 99.1

Connect Biopharma Reports Second Quarter 2025 Financial Results and Provides Business Update

– Initiated Phase 2 Seabreeze STAT asthma and COPD studies evaluating rademikibart as an adjunct treatment for acute exacerbations –

– Presented positive data at ATS 2025 and EAACI 2025 supporting the potential of rademikibart to deliver differentiated efficacy and safety in patients with eosinophilic-driven type 2 asthma and COPD –

– New drug application for rademikibart for the treatment of AD submitted to China’s NMPA by Simcere, the Company’s exclusive licensee in Greater China –

– Announced plans to terminate ADR program and directly list ordinary shares on Nasdaq to better facilitate institutional visibility, eliminate ADR depositary fees, and strengthen ability to expand investor base –

– Appointed industry veteran Jim Schoeneck to Board of Directors, bringing deep expertise in development and commercialization of breakthrough products and guiding companies through significant transformation and growth –

SAN DIEGO, AUGUST 13, 2025, (GLOBE NEWSWIRE) -- Connect Biopharma Holdings Limited (Nasdaq: CNTB) (Connect Biopharma, Connect or the Company), a clinical-stage biopharmaceutical company focused on transforming care for the treatment of inflammatory diseases, today reported financial results for the three and six months ended June 30, 2025, and provided a business update.

“In the second quarter, we made significant progress across our clinical and corporate goals,” said Barry Quart, Pharm.D., CEO and Director of Connect Biopharma. “Our Phase 2 Seabreeze STAT studies are recruiting patients with asthma and chronic obstructive pulmonary disease (COPD), and we were pleased to report strong supporting data at two major medical meetings, further validating rademikibart’s potential to deliver differentiated efficacy and safety. Concurrently, we continued evolving toward becoming a U.S.-centric company with the planned termination of our American Depositary Receipt (ADR) program, and we laid the groundwork for future growth by appointing industry veteran Jim Schoeneck to our Board of Directors. Taken together, we believe we are well positioned to deliver topline clinical data in the first half of 2026 and to ultimately change how patients experiencing acute asthma and COPD exacerbations are treated.”

Recent Highlights

Development Highlights

•Recruitment of participants into the Phase 2 Seabreeze STAT asthma and Seabreeze STAT COPD studies evaluating the safety and efficacy of rademikibart as an adjunct treatment for acute exacerbations is ongoing with topline data from both studies expected in the first half of 2026.

•Presented positive preclinical and clinical data from our previously completed global Phase 2 trial of rademikibart in patients with moderate-to-severe uncontrolled asthma at the American Thoracic Society (ATS) 2025 International Conference and the European Academy of Allergy and Clinical Immunology (EAACI) 2025 Annual Congress. Data supports the potential of rademikibart as a novel biologic treatment option for patients with asthma and Type 2 inflammation in acute and chronic settings:

◦Rademikibart was observed to significantly improve airway function, as measured by forced expiratory volume in one second within 24 hours, and significantly reduce annualized exacerbations in patients with eosinophilic-driven type 2 asthma, strongly supporting the ongoing Phase 2 acute exacerbation studies in asthma and COPD.

◦Preclinical data was observed demonstrating rademikibart’s differentiated structural and molecular dynamics, including enhanced interleukin-4 receptor alpha (IL-4Rα) inhibition compared to dupilumab, providing a potential molecular basis for the distinct efficacy and safety data observed with rademikibart.

•In July 2025, Connect’s exclusive licensee in China, Simcere Pharmaceutical Co., Ltd. (Simcere), submitted its new drug application for rademikibart to the National Medical Products Administration of China (NMPA) for the treatment of atopic dermatitis (AD) in adults and adolescents.

◦As part of the license agreement with Simcere, Connect is eligible to receive remaining milestone payments up to an aggregate amount of approximately $110 million upon the achievement of certain development, regulatory and commercial milestones. Connect is also eligible to receive royalties at tiered percentage rates up to low double-digit percentages on net sales in Greater China.

◦The AD market in China represents considerable opportunity, with an estimated 70 million patients with AD.

Corporate Highlights

•Announced plans to terminate the Company’s ADR program and directly list ordinary shares on the Nasdaq Global Market (Nasdaq) to better facilitate institutional visibility, eliminate ADR depositary fees, and strengthen our ability to expand our investor base.

◦The ADR program and the associated deposit agreement are expected to terminate on or about September 2, 2025. At such time, the Company’s ADRs will be mandatorily cancelled and exchanged for ordinary shares at a one-for-one ratio. Immediately following the termination of the ADR program, the Company plans to list its ordinary shares on Nasdaq in substitution for its ADRs (the Substitution Listing).

◦Upon the effectiveness of the Substitution Listing, Connect’s ADRs will cease to be listed on Nasdaq and the ordinary shares represented by the ADRs will commence trading on Nasdaq under the Company’s existing symbol “CNTB”.

•Appointed industry veteran Jim Schoeneck to the Board of Directors.

◦Mr. Schoeneck is Chairman of the Board of Directors of each of FibroGen, Inc. and Calidi Biotherapeutics, Inc. and formerly served as the Chairman of the National Board of Directors of the Asthma and Allergy Foundation of America.

◦Mr. Schoeneck brings deep expertise in the development and commercialization of breakthrough products and guiding companies through significant transformation and growth.

Financial Results for the Three and Six Months Ended June 30, 2025

•Cash, cash equivalents and short-term investments were $71.8 million as of June 30, 2025. Based on its current operating plans, the Company expects that its cash, cash equivalents and short-term investments will be sufficient to fund operations into 2027.

•License and collaboration revenues relate to the license agreement with Simcere under which Simcere has been granted exclusive rights to develop, manufacture, and commercialize rademikibart for all indications in Greater China, including mainland China, Hong Kong, Macau, and Taiwan. License and collaboration revenues for the three and six months ended June 30, 2025, were $48,000 for cost reimbursements for clinical materials. License and collaboration revenues for the three and six months ended June 30, 2024 were $24.1 million for the upfront license fee, achievement of certain development milestones and cost reimbursements.

•Research and development expense for the three and six months ended June 30, 2025, was $8.8 million and $15.4 million, respectively, compared with $5.3 million and $14.0 million, respectively, for the same periods in 2024. The increase in research and development expense was primarily due to an increase in rademikibart-related development costs, as a result of the Phase 2 clinical trials in patients experiencing an acute exacerbation of asthma or COPD initiated in May 2025.

•General and administrative expense for the three months ended June 30, 2025, was $4.7 million, compared with $5.1 million for the same period in 2024. The decrease in general and administrative expense was primarily due to a decrease in non-cash, share-based compensation expense. General and administrative expense for the six months ended June 30, 2025, was $9.5 million, compared with $9.1 million for the same period in 2024. The increase in general and administrative expense was primarily due to costs incurred to support our efforts to become a more U.S.-centric company.

•Net loss for the three and six months ended June 30, 2025, was $12.9 million, or $0.23 per share, and $23.2 million, or $0.42 per share, respectively, compared with a net income of $14.8 million, or $0.27 per share, and $6.2 million, or $0.11 per share, respectively, for the same periods in 2024.

About Rademikibart

Rademikibart is a fully human monoclonal antibody targeting interleukin-4 receptor alpha (IL-4Rα), a common subunit of interleukin-4 receptor (IL-4) and interleukin-13 receptor (IL-13). We believe that by binding with IL-4Rα, rademikibart can block the functions of IL-4 and IL-13 effectively, thereby blocking the T helper 2 (Th2) inflammatory pathway to achieving the goal of treating Th2 related inflammatory diseases such as atopic dermatitis and asthma.

About Connect Biopharma

Connect Biopharma is a clinical-stage biopharmaceutical company dedicated to transforming care for asthma and COPD. Headquartered in San Diego, California, the Company is advancing rademikibart, a next-generation, potentially best-in-class antibody designed to target IL-4Rα. The Company is currently conducting global clinical studies of rademikibart for the treatment of acute exacerbations of asthma and COPD, areas with significant unmet need. Connect also has an exclusive license and collaboration agreement for rademikibart with Simcere in China.

For more information visit www.connectbiopharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the Act). Forward-looking statements are statements that are not of historical fact and include, without limitation, statements regarding future events, our cash balance, financial guidance, future financial and operating results and related expectations, business strategy and plans, prospective products (as well as their potential to achieve a differentiated, competitive, or favorable benefit or profile or trend, including on safety, tolerability, improvement, maintenance, clinical response, dosing, efficacy and/or convenience), planned or expected product approval applications or approvals, anticipated milestones, expected data readouts and enrollments, research and development plans and costs, potential future partnerships, expectations about existing partnerships, timing and likelihood of success, objectives of management for future operations, future results of anticipated product development efforts, adequacy of existing cash and potential partnership funding to fund operations and capital expenditure requirements, anticipated patient populations or market opportunities for our prospective products, if approved, the timing of the termination of the ADR program and the associated deposit agreement, the timing of the Substitution Listing, and our expectations regarding the impacts of terminating the ADR program, as well as statements regarding industry trends. These statements are based on management’s current expectations of future events only as of the date of this press release and are inherently subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among other things: the timing and amount of actual expenses, including, without limitation, our anticipated combined U.S. GAAP R&D and G&A expenses; the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results; whether we will need expanded or additional trials in order to obtain regulatory approval for our product candidates; our ability to obtain and maintain regulatory approval of our product candidates; existing regulations and regulatory developments in the U.S., the People’s Republic of China, Europe and other jurisdictions; the ability of our current cash and investments position to support planned operations; our plans and ability to obtain, maintain, protect and enforce our intellectual property rights and our proprietary technologies, including extensions of existing patent terms where available; our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials; the degree of market acceptance of our product candidates, if approved, by physicians, patients, healthcare payors and others in the medical community; and we must complete the process with Nasdaq to effect the Substitution Listing.

Words such as “aim,” “anticipate,” “believe,” “could,” “expect,” “feel,” “goal,” “intend,” “may,” “optimistic,” “plan,” “potential,” “promising,” “will,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. The inclusion of forward-looking statements should not be regarded as a representation by Connect Biopharma that any of its expectations, projections or plans will be achieved. Actual results may differ materially due to the risks and uncertainties inherent in our business and other risks described in our filings with the SEC. Further information regarding these and other risks is included under the heading “Risk Factors” in our annual and periodic reports filed with the SEC. These forward-looking statements should not be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this presentation. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You are cautioned not to place undue reliance on the scientific data presented or these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, Connect Biopharma undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise. Connect Biopharma claims the protection of the safe harbor for forward-looking statements contained in the Act for all forward-looking statements.

This press release discusses our product candidate, rademikibart, which is under clinical investigation and has not yet been approved for marketing by the U.S. Food and Drug Administration, the NMPA, or by any other regulatory agency. No representation is made as to the safety or effectiveness of rademikibart for the uses for which it is being studied. The trademarks included herein are the property of the owners thereof and are used for reference purposes only.

Connect Biopharma Holdings Limited
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
License and collaboration revenue	$48	$24,116	$48	$24,116
Operating expenses:
Research and development expense	8,773	5,348	15,406	14,011
General and administrative expense	4,699	5,122	9,513	9,092
Total operating expenses	13,472	10,470	24,919	23,103
(Loss) income from operations	(13,424)	13,646	(24,871)	1,013
Total other income, net	580	1,231	1,809	5,201
Net (loss) income before income tax	(12,844)	14,877	(23,062)	6,214
Income tax expense	55	30	109	60
Net (loss) income	$(12,899)	$14,847	$(23,171)	$6,154
Net (loss) income per ordinary share:
Basic	$(0.23)	$0.27	$(0.42)	$0.11
Diluted	$(0.23)	$0.27	$(0.42)	$0.11
Weighted-average ordinary shares outstanding:
Basic	55,498	55,186	55,426	55,145
Diluted	55,498	55,710	55,426	55,549

Connect Biopharma Holdings Limited
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	June 30, 2025	December 31, 2024
Cash, cash equivalents and short-term investments	$71,768	$93,708
Total assets	$82,725	$101,284
Total shareholders' equity	$71,342	$92,166

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Precision AQ
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